EXHBIIT 10.31


                            FRANKLIN VALUEMARK FUNDS
                             on behalf of its series
                      MUTUAL DISCOVERY SECURITIES FUND and
                          MUTUAL SHARES SECURITIES FUND

                              MANAGEMENT AGREEMENT


         THIS MANAGEMENT AGREEMENT made between FRANKLIN VALUEMARK FUNDS, a Massachusetts business trust (the "Trust"), on behalf of MUTUAL DISCOVERY SECURITIES FUND and MUTUAL SHARES SECURITIES FUND (each, a "Fund"), series of the Trust, and FRANKLIN MUTUAL ADVISERS, INC., a Delaware corporation, (the "Manager").

         WHEREAS, the Trust has been organized and intends to operate as an investment company registered under the Investment Company Act of 1940 (the "1940 Act") for the purpose of investing and reinvesting its assets in securities, as set forth in its Agreement and Declaration of Trust, its By-Laws and its Registration Statements under the 1940 Act and the Securities Act of 1933, all as heretofore and hereafter amended and supplemented; and the Trust desires to avail itself of the services, information, advice, assistance and facilities of an investment manager and to have an investment manager perform various management, statistical, research, investment advisory and other services for each Fund; and,

         WHEREAS, the Manager is registered as an investment adviser under the Investment Advisers Act of 1940, is engaged in the business of rendering management, investment advisory, counseling and supervisory services to investment companies and other investment counseling clients, and desires to provide these services to each Fund.

         NOW THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is mutually agreed as follows:

            l. EMPLOYMENT OF THE MANAGER. The Trust hereby employs the Manager to manage the investment and reinvestment of each Fund's assets, subject to the direction of the Board of Trustees and the officers of the Trust, for the period and on the terms hereinafter set forth. The Manager hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation herein provided. The Manager shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Funds or the Trust in any way or otherwise be deemed an agent of the Funds or the Trust.

            2. OBLIGATIONS OF AND SERVICES TO BE PROVIDED BY THE MANAGER. The Manager undertakes to provide the services hereinafter set forth and to assume the following obligations:

                  A.         INVESTMENT MANAGEMENT SERVICES.

                             (a)   The Manager  shall manage each Fund's  assets
subject to and in accordance with the investment objectives and policies of the Fund and any directions which the Trust's Board of Trustees may issue from time to time. In pursuance of the foregoing, the Manager shall make all determinations with respect to the investment of each Fund's assets and the purchase and sale of its investment securities, and shall take such steps as may be necessary to implement the same. Such determinations and services shall include determining the manner in which any voting rights, rights to consent to corporate action and any other rights pertaining to each Fund's investment securities shall be exercised. The Manager shall render or cause to be rendered regular reports to the Trust, at regular meetings of its Board of Trustees and at such other times as may be reasonably requested by the Trust's Board of Trustees, of (i) the decisions made with respect to the investment of each Fund's assets and the purchase and sale of its investment securities, (ii) the reasons for such decisions and (iii) the extent to which those decisions have been implemented.

                             (b)  The Manager,  subject to and in accordance
with any directions which the Trust's Board of Trustees may issue from time to time, shall place, in the name of each Fund, orders for the execution of the Fund's securities transactions. When placing such orders, the Manager shall seek to obtain the best net price and execution for each Fund, but this requirement shall not be deemed to obligate the Manager to place any order solely on the basis of obtaining the lowest commission rate if the other standards set forth in this section have been satisfied. The parties recognize that there are likely to be many cases in which different brokers are equally able to provide such best price and execution and that, in selecting among such brokers with respect to particular trades, it is desirable to choose those brokers who furnish research, statistical, quotations and other information to the Funds and the Manager in accordance with the standards set forth below. Moreover, to the extent that it continues to be lawful to do so and so long as the Board of Trustees determines that the Funds will benefit, directly or indirectly, by doing so, the Manager may place orders with a broker who charges a commission for that transaction which is in excess of the amount of commission that another broker would have charged for effecting that transaction, provided that the excess commission is reasonable in relation to the value of "brokerage and research services" (as defined in Section 28(e) (3) of the Securities Exchange Act of 1934) provided by that broker.

                             Accordingly,  the Trust and the Manager  agree
that the Manager shall select brokers for the execution of each Fund's transactions from among:

                             (i) Those brokers and dealers who provide quotations and other services to the Fund, specifically including the quotations necessary to determine the Fund's net assets, in such amount of total brokerage as may reasonably be required in light of such services; and

                             (ii) Those brokers and dealers who supply research, statistical and other data to the Manager or its affiliates which the Manager or its affiliates may lawfully and appropriately use in their investment advisory capacities, which relate directly to securities, actual or potential, of the Fund, or which place the Manager in a better position to make decisions in connection with the management of the Fund's assets and securities, whether or not such data may also be useful to the Manager and its affiliates in managing other portfolios or advising other clients, in such amount of total brokerage as may reasonably be required. Provided that the Trust's officers are satisfied that the best execution is obtained, the sale of shares of the Fund may also be considered as a factor in the selection of broker-dealers to execute the Fund's portfolio transactions.

                             (c)       When the Manager has  determined  that a
Fund should tender securities pursuant to a "tender offer solicitation," Franklin/Templeton Distributors, Inc. ("Distributors") shall be designated as the "tendering dealer" so long as it is legally permitted to act in such capacity under the federal securities laws and rules thereunder and the rules of any securities exchange or association of which Distributors may be a member. Neither the Manager nor Distributors shall be obligated to make any additional commitments of capital, expense or personnel beyond that already committed (other than normal periodic fees or payments necessary to maintain its corporate existence and membership in the National Association of Securities Dealers, Inc.) as of the date of this Agreement. This Agreement shall not obligate the Manager or Distributors (i) to act pursuant to the foregoing requirement under any circumstances in which they might reasonably believe that liability might be imposed upon them as a result of so acting, or (ii) to institute legal or other proceedings to collect fees which may be considered to be due from others to it as a result of such a tender, unless the Trust on behalf of a Fund shall enter into an agreement with the Manager and/or Distributors to reimburse them for all such expenses connected with attempting to collect such fees, including legal fees and expenses and that portion of the compensation due to their employees which is attributable to the time involved in attempting to collect such fees.

                             (d)       The Manager  shall  render  regular
reports to the Trust, not more frequently than quarterly, of how much total brokerage business has been placed by the Manager, on behalf of each Fund, with brokers falling into each of the categories referred to above and the manner in which the allocation has been accomplished.

                             (e)       The Manager agrees that no investment
decision will be made or influenced by a desire to provide brokerage for allocation in accordance with the foregoing, and that the right to make such allocation of brokerage shall not interfere with the Manager's paramount duty to obtain the best net price and execution for each Fund.

                  B. PROVISION OF INFORMATION NECESSARY FOR PREPARATION OF SECURITIES REGISTRATION STATEMENTS, AMENDMENTS AND OTHER MATERIALS. The Manager, its officers and employees will make available and provide accounting and statistical information required by each Fund in the preparation of registration statements, reports and other documents required by federal and state securities laws and with such information as the Fund may reasonably request for use in the preparation of such documents or of other materials necessary or helpful for the underwriting and distribution of the Fund's shares.

                  C. OTHER OBLIGATIONS AND SERVICES. The Manager shall make its officers and employees available to the Board of Trustees and officers of the Trust for consultation and discussions regarding the administration and management of each Fund and its investment activities.

         3. EXPENSES OF THE FUND. It is understood that each Fund will pay all of its own expenses other than those expressly assumed by the Manager herein, which expenses payable by the Fund shall include:

            A. Fees and expenses paid to the Manager as provided herein;

            B. Expenses of all audits by independent public accountants;

            C. Expenses of transfer agent, registrar, custodian, dividend disbursing agent and shareholder record-keeping services, including the expenses of issue, repurchase or redemption of its shares;

            D. Expenses of obtaining quotations for calculating the value of the Fund's net assets;

            E. Salaries and other compensations of executive officers of the Trust who are not officers, directors, stockholders or employees of the Manager or its affiliates;

            F. Taxes levied against the Fund;

            G. Brokerage fees and commissions in connection with the purchase and sale of securities for the Fund;

            H. Costs, including the interest expense, of borrowing money;

            I. Costs incident to meetings of the Board of Trustees and shareholders of the Fund, reports to the Fund's shareholders, the filing of reports with regulatory bodies and the maintenance of the Fund's and the Trust's legal existence;

            J. Legal fees, including the legal fees related to the registration and continued qualification of the Fund's shares for sale;

            K. Trustees' fees and expenses to trustees who are not directors, officers, employees or stockholders of the Manager or any of its affiliates;

            L. Costs and expense of registering and maintaining the registration of the Fund and its shares under federal and any applicable state laws; including the printing and mailing of prospectuses to its shareholders;

            M. Trade association dues; and

            N. The Fund's pro rata portion of fidelity bond, errors and omissions, and trustees and officer liability insurance premiums.

However, nothing in this Agreement shall obligate the Trust or any Fund to pay any compensation to the officers of the Trust.

         4. COMPENSATION OF THE MANAGER. Each Fund shall pay a management fee in cash to the Manager based upon a percentage of the value of the Fund's net assets, calculated as set forth below, as compensation for the services rendered and obligations assumed by the Manager, during the preceding month, on the first business day of the month in each year.

                  A. For purposes of calculating such fee, the value of the net assets of each Fund shall be determined in the same manner as that Fund uses to compute the value of its net assets in connection with the determination of the net asset value of its shares, all as set forth more fully in the Trust's current prospectus and statement of additional information. The rate of the management fee payable by each Fund shall be calculated at the following annual rates:

            (a) For the Mutual Discovery Securities Fund, 0.80% of the value of the Fund's net assets; and

            (b) For the Mutual Shares Securities Fund, 0.60% of the value of the Fund's net assets.

                  B. The management fee payable by each Fund shall be reduced or eliminated to the extent that Distributors has actually received cash payments of tender offer solicitation fees less certain costs and expenses incurred in connection therewith and to the extent necessary to comply with the limitations on expenses which may be borne by the Fund as set forth in the laws, regulations and administrative interpretations of those states in which the Fund's shares are registered. With respect to any Fund, the Manager may waive all or a portion of its fees provided for herein, and such waiver shall be treated as a reduction in purchase price of its services. The Manager shall be contractually bound hereunder by the terms of any publicly announced waiver of its fees, or any limitation of a Fund's expenses, as if such waiver or limitation were fully set forth herein.

                  C. If this Agreement is terminated prior to the end of any month, the accrued management fee shall be paid to the date of termination.

         5. ACTIVITIES OF THE MANAGER. The services of the Manager to the Funds hereunder are not to be deemed exclusive, and the Manager and any of its affiliates shall be free to render similar services to others. Subject to and in accordance with the Agreement and Declaration of Trust and By-Laws of the Trust and Section 10(a) of the 1940 Act, it is understood that trustees, officers, agents and shareholders of the Trust are or may be interested in the Manager or its affiliates as directors, officers, agents or stockholders; that directors, officers, agents or stockholders of the Manager or its affiliates are or may be interested in the Trust as trustees, officers, agents, shareholders or otherwise; that the Manager or its affiliates may be interested in any Fund as shareholders or otherwise; and that the effect of any such interests shall be governed by said Agreement and Declaration of Trust, By-Laws and the 1940 Act.

         6.       LIABILITIES OF THE MANAGER.

                  A. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Manager, the Manager shall not be subject to liability to the Trust or any Fund or to any shareholder of a Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security by any Fund.

                  B. Notwithstanding the foregoing, the Manager agrees to reimburse the Trust for any and all costs, expenses, and counsel and trustees' fees reasonably incurred by the Trust in the preparation, printing and distribution of proxy statements, amendments to its Registration Statement, holdings of meetings of its shareholders or trustees, the conduct of factual investigations, any legal or administrative proceedings (including any applications for exemptions or determinations by the Securities and Exchange Commission) which the Trust incurs as the result of action or inaction of the Manager or any of its affiliates or any of their officers, directors, employees or stockholders where the action or inaction necessitating such expenditures (i) is directly or indirectly related to any transactions or proposed transaction in the stock or control of the Manager or its affiliates (or litigation related to any pending or proposed or future transaction in such shares or control) which shall have been undertaken without the prior, express approval of the Trust's Board of Trustees; or, (ii) is within the control of the Manager or any of its affiliates or any of their officers, directors, employees or stockholders. The Manager shall not be obligated pursuant to the provisions of this Subparagraph 6(B), to reimburse the Trust for any expenditures related to the institution of an administrative proceeding or civil litigation by the Trust or a shareholder seeking to recover all or a portion of the proceeds derived by any stockholder of the Manager or any of its affiliates from the sale of his shares of the Manager, or similar matters. So long as this Agreement is in effect, the Manager shall pay to the Trust the amount due for expenses subject to this Subparagraph 6(B) within 30 days after a bill or statement has been received by the Manager therefor. This provision shall not be deemed to be a waiver of any claim the Trust may have or may assert against the Manager or others for costs, expenses or damages heretofore incurred by the Trust or for costs, expenses or damages the Trust may hereafter incur which are not reimbursable to it hereunder.

                  C. No provision of this Agreement shall be construed to protect any trustee or officer of the Trust, or director or officer of the Manager, from liability in violation of Sections 17(h) and (i) of the 1940 Act.

         7.       RENEWAL AND TERMINATION.

                  A. This Agreement shall become effective on the date written below and shall continue in effect for two (2) years thereafter, unless sooner terminated as hereinafter provided and shall continue in effect thereafter for periods not exceeding one (1) year so long as such continuation is approved at least annually (i) by a vote of a majority of the outstanding voting securities of each Fund or by a vote of the Board of Trustees of the Trust, and (ii) by a vote of a majority of the Trustees of the Trust who are not parties to the Agreement (other than as Trustees of the Trust), cast in person at a meeting called for the purpose of voting on the Agreement.

                  B.         This Agreement:

                             (a) may at any time be  terminated  as to any Fund
without the payment of any penalty either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund on 60 days' written notice to the Manager;

                             (b) shall  immediately  terminate  with respect to
any Fund in the event of its assignment as to that Fund; and

                             (c) may be  terminated  as to any Fund by the
Manager on 60 days' written notice to the Fund.

                  C. As used in this Paragraph the terms "assignment," "interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth for any such terms in the 1940 Act.

                  D. Any notice under this Agreement shall be given in writing addressed and delivered, or mailed post-paid, to the other party at any office of such party.

         8.       DISTRIBUTION PLAN.

                  A. The provisions set forth in this paragraph 8 (hereinafter referred to as the "Plan") have been adopted pursuant to Rule 12b-1 under the Act by the Trust, having been approved by a majority of the Trust's Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan (the "non-interested Trustees"), cast in person at a meeting called for the purpose of voting on such Plan. The Board of Trustees concluded that the rate of compensation to be paid to the Manager by each Fund was fair and not excessive, but that due solely to the uncertainty that may exist from time to time with respect to whether payments made by the Fund to the Manager or to other firms may nevertheless be deemed to constitute distribution expenses, it was determined that adoption of the Plan would be prudent and in the best interests of the Fund. The Trustees' approval included a determination that in the exercise of their reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit each Fund and its shareholders or policyholders investing in the Fund.

                  B. No additional payments are to be made by any Fund as a result of the Plan other than the payments the Fund is otherwise obligated to make (i) to the Manager pursuant to paragraph 4 of this Agreement, (ii) to the Transfer and Dividend Paying Agents, Fund Administrator or Custodian, pursuant to their respective Agreements as in effect at any time, and (iii) in payment of any expenses by the Fund in the ordinary course of its respective businesses that may be deemed primarily intended to result in the sale of shares issued by such Fund. However, to the extent any of such other payments by a Fund, to or by the Manager or its affiliates, or to the Fund's Agents, are nevertheless deemed to be payments for the financing of any activity primarily intended to result in the sale of shares issued by the Fund within the context of Rule 12b-1 under the Act, then such payments shall be deemed to have been made pursuant to the Plan as set forth herein. The cost and activities, the payment of which are intended to be within the scope of the Plan with respect to each Fund, shall include, but not necessarily be limited to, the following:

                  (a) the costs of the preparation, printing and mailing of all required reports and notices to shareholders or policyholders investing in the Fund;

                  (b) the costs of the preparation, printing and mailing of all prospectuses and statements of additional information;

                  (c) the costs of preparation, printing and mailing of any proxy statements and proxies;

                  (d) all legal and accounting fees relating to the preparation of any such reports, prospectuses, proxies and proxy statements;

                  (e) all fees and expenses relating to the qualification of the Fund and/or its shares under the securities or "Blue Sky" laws of any jurisdiction;

                  (f) all fees under the Securities Act of 1933 and the Act, including fees in connection with any application for exemption relating to or directed toward the sale of the Fund's shares;

                  (g) all fees and assessments of the Investment Company Institute or any successor organization, irrespective of whether some of its activities are designed to provide sales assistance;

                  (h) all costs of the preparation and mailing of confirmations of shares sold or redeemed, and reports of share balances;

                  (i) all costs of responding to telephone or mail inquiries of investors or prospective investors; and

                  (j) payments to dealers, financial institutions, advisers, or other firms, any one of whom may receive monies in respect of the Fund's shares held in accounts for policyholders for whom such firm is the dealer of record or holder of record, or with whom such firm has a servicing relationship. Servicing may include, among other things:

                        (i) answering client inquiries regarding the Fund;

                        (ii) assisting clients in changing account designations and addresses;

                        (iii) performing sub-accounting;

                        (iv) establishing and maintaining shareholder or policyholder accounts and records;

                        (v) processing purchase and redemption transactions;

                        (vi) providing periodic statements showing a client's account balance and integrating such statements with those of other transactions and balances in the client's other accounts serviced by such firm;

                        (vii) arranging for bank wires; and

                        (viii) such other services as the Fund may request, to the extent such are permitted by applicable statute, rule or regulation.

         C.       The terms and provisions of the Plan are as follows:

                  (a) The Manager shall report to the Board of Trustees of the Trust at least quarterly on payments for any of the activities in subparagraph B of this paragraph 8, and shall furnish the Board of Trustees of the Trust with such other information as the Board may reasonably request in connection with such payments in order to enable the Board to make an informed determination of whether the Plan should be continued.

                  (b) The Plan shall continue in effect for a period of more than one year from the date written below only so long as such continuance is specifically approved at least annually (from the date below) by the Trust's Board of Trustees, including the non-interested Trustees, cast in person at a meeting called for the purpose of voting on the Plan.

                  (c) The Plan may be terminated with respect to any Fund at any time by vote of a majority of non-interested Trustees or by vote of a majority of such Fund's outstanding voting securities on not more than sixty (60) days' written notice to any other party to the Plan, and the Plan shall terminate automatically with respect to any Fund in the event of any act that constitutes an assignment of this Management Agreement as to that Fund.

                  (d) The Plan may not be amended to increase materially the amount deemed to be spent for distribution without approval by a majority of each affected Fund's outstanding shares (as defined by the Act) and all material amendments to the Plan shall be approved by the non-interested Trustees cast in person at a meeting called for the purpose of voting on such amendment.

                  (e) So long as the Plan is in effect, the selection and nomination of the Trust's non-interested Trustees shall be committed to the discretion of such non-interested Trustees.

                  (f) Any termination of the Plan shall not terminate this Management Agreement or affect the validity of any of the provisions of this Agreement other than this paragraph 8.

            9. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

            10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and effective on the 21st day of October, 1996.


FRANKLIN VALUEMARK FUNDS



By:
      Deborah R. Gatzek
      Vice President & Secretary


FRANKLIN MUTUAL ADVISERS, INC.



By:
     Harmon E. Burns
     Executive Vice President